                                                                    Exhibit 99.1

                                  PRESS RELEASE

                                    CONTACTS:


W. Phillip Marcum                             Philip Bourdillon/Eugene Heller
Chairman and CEO                              Silverman Heller Associates
303-785-8080                                  310-208-2550

                        METRETEK TECHNOLOGIES COMPLETES
                       PRIVATE PLACEMENT OF COMMON STOCK

DENVER - MAY 6, 2004 -METRETEK TECHNOLOGIES, INC. (OTCBB: MTEK) announced today that it has completed its previously announced private placement of 3,510,548 shares of its common stock and warrants to purchase 702,109 shares of its common stock to certain institutional and accredited investors, raising gross proceeds of $10.9 million. The price in the private placement was $3.10 per unit, each unit consisting of one share of common stock and a warrant to purchase 0.2 shares of common stock. Roth Capital Partners LLC acted as the placement agent in the private placement.

The net cash proceeds of approximately $9.9 million will be used by the Company principally to meet its mandatory redemption obligations related to its Series B preferred stock, which matures on December 9, 2004, and for business commitments and initiatives. The warrants being issued in the private placement have an exercise price of $3.41 per share of common stock and expire in May 2009.

The private placement was made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock and warrants issued, and the shares of common stock issuable upon exercise of the warrants, have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Metretek has agreed to file a registration statement covering the resale from time to time of the shares of common stock, and the shares of common stock underlying the warrants, issued in the private placement.

Metretek also announced that certain of its preferred stockholders have converted a total of 2,500 shares of Series B Preferred Stock, including accrued and unpaid dividends, and received upon such conversion approximately 1,209,000 shares of Common Stock plus warrants to purchase a like number of shares of common stock exercisable until June 9, 2005 at an exercise price of $3.0571 per share, which is the same price as the preferred stock conversion price. Metretek has agreed to include the shares issuable upon exercise of those warrants in the registration statement to be filed in connection with the private placement.

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the effects of pending and future litigation, claims and disputes and the resolution thereof, including the proposed settlement of the class action lawsuit; the markets for the products and services of Metretek Florida, including the contract manufacturing operations of MCM, and management's expectations of any strengthening thereof; the effects of competition in the Company's market; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; changes in the energy industry generally and in the natural gas and electricity industries in particular; general economic, market and business conditions; the effects of international conflicts and terrorism; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 2003 and subsequently filed Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.